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                                 EXHIBIT 10.39

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Hairong Information System Ltd.
The Agreement of Cooperation in Website Information Service


Party A: Beijing Hairong Information System Ltd.
Address: Zhuzong 4, Beichen Dong Lu, Yayuncun, Beijing
Tel.:    010-64948696-99
Fax :    010-64942698
Website: www.158.com.cn

Party B: MyWeb Network System (Beijing) Co Ltd
Address:
Tel.:
Fax.:
Website:


Both parties shall work together with [***], in developing strategies, shall follow the terms stated below:-


I.       Duties and Obligations

1. Both parties to cooperate on the exchange of information within the authorized boundaries of information resources.

2. When using information provided by Party B, Party A should plan a remark that the information provider is "_____", indicating its name on important webpages and establishing hyperlink with Party B.

3. When using information provided by Party A, Party B should place a remark that the information provider is Hairong Information System Ltd, indicating its name on important webpages and establishing hyperlink with Party A.

4. Both parties are responsible to guarantee the well-balanced renewal of information and the functionality of its websites.

5. Both parties have the copyright to its own information and are responsible for the accuracy and legality of its own information.

6. Both parties promise to provide an extensive proportional platform including hyperlinks, advertisements etc, for the purpose of promoting the other parties website. At the same time, both parties can develop extensive cooperation in various aspects such as news broadcast, channels collaboration and marketing activities so as to establish a strategic partnership.

II       Commercial Secrecy

1. Both parties are responsible to maintain secrecy/confidentiality in respect of the other party's commercial secrets that are obtained through work connected and other channels. No secrets can be revealed to third party unless with the prior written approval from the other party.

2. Other than the working needs as defined under this agreement, no use or copy of trademarks, brands, commercial information, technology and other materials of the other party can be presumed without the prior approval of the other party.



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[***]    Portions of this page have been omitted pursuant to a request for
         Confidential Treatment and filed separately with the Commission.

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III. Announcements

1. Both parties hereby confirm that this agreement shall not result in an employment relationship but a cooperation partnership.

2. Both parties may make modifications related to format/layout and necessary annotations and other workings to any part of the information, according to the general style and channel needs of it's own websites without charging the contents of the data.

3. Both parties shall not offer in any form, the information provided by the other party, to a third party.


IV. Termination of the Agreement

This agreement may be terminated pursuant to any of the following reasons:

1.       This agreement will be terminated upon expiration.

2. If one party violates the terms and conditions of this agreement, the other party can terminate this agreement at any time with a written document to inform the party which violated the terms, of the termination.

3. If one party violates clause IV, the other party is entitled to terminate the execution of this agreement and to claim all legal responsibilities from the violating party.

4. This agreement may be terminated in the event of bilateral approval. If any party wishes to end this agreement without any reason concerning the other party, the first party should notify the other party one month in advance.


V. Agreement Term

1. The cooperation term is 1 year with effect from the date of signing by both parties.

2. At the end of the term of this agreement, both parties may renegotiate further cooperation conditions and terms.

VI. Other Items

1. This agreement will be in used together with the channel cooperation agreement.

2. The agreement has two copies. Each party has a copy of the same agreement of which both are equally legal and valid.


Party A: Beijing Hairong Information.           Party B: MyWeb Network Systems
             System Ltd                                (Beijing) Co LTd


Signed/Co Stamp                                 Signed/Co Stamp
Authorised Signatory                            Authorised Signatory


20 October 1999                                 20 October 1999